UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                        Date of Report (Date of earliest event reported):


                                  July 23, 2003


                          FOODARAMA SUPERMARKETS, INC.
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                       (Exact name of registrant as specified in charter)


        New Jersey                   1-5745-1                 21-0717108
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      (State or other              (Commission               (IRS Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)
922 Highway 33, Building 6, Suite 1, Freehold, New Jersey            07728
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(Address of principal executive offices)                          (Zip Code)


           Registrant's telephone number, including area code: (732) 462-4700
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                                 Not Applicable
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            (Former name or former address, if changed since last report)



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Item 5.  Other Events

      On July 23, 2003, the Superior Court of New Jersey, Middlesex County (the "Court"), approved the settlement of a pending shareholder derivative action filed in the Court by Melvin Bukiet, et. al. against Foodarama Supermarkets, Inc. (the "Company"), as nominal defendant, and the members of the Company's Board of Directors. Pursuant to the terms of the settlement, 1) the Company's five-year classified board has been eliminated and the defendants have agreed not to submit any proposal to the shareholders of the Company in connection with the implementation of a classified board for a five year period ending on July 22, 2008; 2) the Company's 2001 Stock Incentive Plan (the "2001 Plan") will be amended so that the maximum number of shares of the Company's common stock that can be awarded to any individual thereunder shall be 50,000; and 3) the 2001 Plan will be amended to require that the exercise price of any options or other stock based compensation granted thereunder shall be equal to the closing market price of the Company's common stock on the date of grant. In addition, Joseph J. Saker, Chairman and Chief Executive Officer of the Company, will return to the Company 10,000 stock options previously awarded to him under the 2001 Plan.

      The plaintiffs have applied to the Court for an award of attorneys' fees in the amount of $975,000. The Company believes that the amount of the award of attorneys' fees sought by the plaintiffs is unreasonable based upon the outcome of the litigation, and the Company will vigorously contest the plaintiffs' fee application. The Company's directors and officers liability insurance carrier has reserved its rights under the Company's directors and officers liability insurance policy with respect to the claims made in the derivative action, including claims for the plaintiffs' attorneys' fees and costs of defense, and has preliminarily advised the Company that certain of the claims made in the derivative action and related legal expenses are not, in the insurance carrier's view, covered by the policy. It is not possible, at this juncture, to predict the amount of fees that may be awarded to plaintiffs or whether or to what extent any such fees and the Company's legal expenses for defending the derivative action will be covered by its directors and officers liability insurance policy.










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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FOODARAMA SUPERMARKETS, INC.
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                                                   (Registrant)



                                       By:  /S/ Michael Shapiro
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                                       Michael Shapiro
                                       Senior Vice President and Chief Financial
                                       Officer


Date:  August 4, 2003